As filed with the Securities and Exchange Commission on October 25, 2018

Registration No. 333-210321

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

_____________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARE METAL STANDARD, INC.

(Exact name of registrant as specified in its charter)

Idaho	7374	47-5572388
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Bare Metal Standard, Inc. 3604 S. Banner St. Boise, ID 83709 208-898-9379 E-mail: (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James Bedal

3604 S. Banner St.

Boise, ID   83709

208-898-9379

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

______________________________

Copies of Communications to:

Frederick C. Bauman, Esq.

6440 Sky Pointe Dr., Ste 140-149, Las Vegas, Nevada 89131

702-533-8372

BARE METAL STANDARD, INC.

NOTIFICATION OF STATUS OF REGISTRATION STATEMENT

The Registration Statement on Form S-1, SEC file number 333-210321, originally filed by Bare Metal Standard, Inc. (the "Registrant") on March 22, 2016, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7 and Amendment No 8 on Form S-1/A thereto, filed with the Commission on March 22, 2016, June 1, 2016, July 20, 2016, August 25, 2016, September 19, 2016, October 7, 2016, November 3, 2016, December 5, 2016, and January 9, 2017, respectfully (as so amended, the "Registration Statement") and deemed effective by the U. S. Securities and Exchange Commission on January 18, 2017, related to the Offering of a maximum of 6,000,000 units, each unit consisting of one share of common stock, $0.001 par value, as well as one warrant to purchase one share of common stock, $0.001 par value at a price of $0.50 per unit pursuant to a self-underwritten Offering. The Registrant closed on the Offering on March 27, 2017. No shares were sold by the Registrant. There were 6,000,000 units, each unit consisting of one share of common stock, $0.001 par value, as well as one warrant to purchase one share of common stock, $0.001 par value unsold in this Offering.

This Post-Effective Amendment No. 4 is filed to de-register the 6,000,000 unsold units.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boise, Idaho on October 25, 2018.

Bare Metal Standard Inc.

By:	/s/ James Bedal
James Bedal
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James Bedal	Director	October 25, 2018
James Bedal

/s/ Michael Taylor	Director	October 25, 2018
Michael Taylor

/s/ Jeffrey Taylor	Director	October 25, 2018
Jeffrey Taylor